Exhibit 5.1

Rutgers Posch Visée Endedijk N.V.
Herengracht 466, 1017 CA Amsterdam
P.O. Box 10896, 1001 EW Amsterdam
The Netherlands
T + 31(0)20 891 3900 | F + 31(0)20 891 3901
www.rutgersposch.com

uniQure N.V.
Meibergdreef 61
1105 BA Amsterdam
The Netherlands	Date: 15 March 2017

uniQure N.V. - SEC form S-3 filing opinion letter

Dear Sir, Madam,

1.                            Introduction

We have acted as legal counsel to the Issuer as to certain matters of Dutch Law in connection with the Registration.

2.                            Definitions

Certain terms used in this opinion letter are defined in Annex 1 (Definitions) hereto.

3.                            Dutch Law

We express an opinion on Dutch Law only, (i) including case law but only if published in printed form, and (ii) excluding tax, competition and procurement laws and, for the avoidance of doubt, the laws of the European Union insofar as not implemented in Dutch Law or directly applicable in the Netherlands. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law. The opinions expressed herein are rendered only as at the date of this opinion letter and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

4.                            Scope of investigation

For the purpose of this opinion letter, we have examined and relied solely upon copies of the following documents:

4.1                     the Registration Statement;

4.2                     the Extract;

Rutgers & Posch is the tradename of Rutgers Posch Visée Endedijk N.V. in Amsterdam (Traderegister no. 56919891). The general terms and conditions of Rutgers & Posch, which stipulate a limitation of liability, the applicability of Dutch law and the exclusive jurisdiction of the district court in Amsterdam, are applicable to all work performed. The general terms and conditions are available at www.rutgersposch.com.

4.3                     the Deed of Incorporation;

4.4                     the Articles of Association;

4.5                     the Shareholders’ Register; and

4.6                     the Company Certificate.

In addition, we have performed such other investigations as we considered necessary for the purpose of this opinion letter.

5.                            Assumptions

For the purpose of this opinion letter, we have assumed that:

5.1                     all copies of documents conform to the originals and that all originals are authentic and complete;

5.2                     each signature is the genuine signature of the individual concerned;

5.3                     all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, are true and accurate as at the date of this opinion letter;

5.4                     each of the statements in the Company Certificate is accurate and complete as at the date of this opinion letter;

5.5                     the Registration Statement has been or will be filed with the SEC in the form referred to in this opinion letter;

5.6                     the issue of the Existing Shares has been, and the issue of any Future Shares (or of any rights to acquire Future Shares) will be, validly authorised in accordance with the articles of association of the Issuer in force and effect at the time of the authorisation;

5.7                     any pre-emptive rights in respect of the issue of the Existing Shares have been, and in respect of the issue of any Future Shares (or of any rights to acquire Future Shares) will be, observed or validly excluded in accordance with the articles of association of the Issuer in force and effect at the time of observance or exclusion;

5.8                     the authorised share capital of the Issuer at the time of the issue of any Future Shares will be sufficient to allow for the issue;

5.9                     the Existing Shares have been, and any Future Shares will be, (i) issued in the form and manner prescribed by the articles of association of the Issuer in force and effect at the time of issue, and (ii) accepted by the subscribers for them in accordance with all applicable laws (including, for the avoidance of doubt, Dutch Law); and

5.10              the nominal amount of the Existing Shares and any agreed share premium thereon have been, and the nominal amount of any Future Shares and any agreed share premium thereon will be, validly paid.

6.                            Opinions

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to paragraph 7 hereafter, we express the following opinions:

6.1                     The Future Shares, when issued, will have been validly issued, will have beenfully paid and will be non-assessable(1).

6.2                     The Existing Shares have been validly issued, are fully paid and are non-assessable(2).

7.                            Reliance

7.1                     This opinion letter is furnished to you in order to be filed as an exhibit to the Registration Statement and may only be relied upon by you for the purpose of the Registration. We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and further consent to the reference to our firm in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act or the rules and regulations promulgated thereunder.

7.2                     This opinion letter may only be relied upon by you on the condition, and by accepting this opinion letter you agree with us, that (i) this opinion letter including the agreement in this paragraph 7.2 and any issues of interpretation or liability arising hereunder will be governed by Dutch Law and be brought before a court in the Netherlands exclusively, (ii) no person other than Rutgers Posch Visée Endedijk N.V. will have any liability pursuant to or in connection with this opinion letter, and (iii) any possible liability of Rutgers Posch Visée Endedijk N.V. is limited to the amount available and payable under Rutgers Posch Visée

(1)           The term “non-assessable” has no equivalent in Dutch and as used in this letter means that a holder of a share will not, by reason of merely being such a holder, be subject to assessments or calls by the Issuer or its creditors for further payment (in addition to the amount required for the share to be fully paid) on such share.

(2)           See footnote 1.

Endedijk N.V.’s professional malpractice insurance coverage.

[Signature page follows]

Yours faithfully,

/S/ RUTGERS POSCH VISÉE ENDEDIJK N.V.

Rutgers Posch Visée Endedijk N.V.

Annex 1

Definitions

“Articles of Association” means the articles of association (statuten) of the Issuer, dated 16 June 2016, as deposited with the Chamber of Commerce;

“Chamber of Commerce” means the Dutch Chamber of Commerce;

“Company Certificate” means the certificate dated 15 March 2017 attached as Annex 2 (Company Certificate) hereto;

“Deed of Incorporation” means the deed of incorporation of the Issuer, dated 9 January 2012, as deposited with the Chamber of Commerce;

“Dutch Law” means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curacao, Saba, Sint Eustatius and Sint Maarten (“the Netherlands”) as they currently stand and are applied by the courts of the Netherlands;

“Existing Shares” means the €5,447,472 ordinary shares in the share capital of the Issuer with a nominal value EUR 0.05 each, as set out in the Shareholders’ Register, held by the Issuer’s shareholders;

“Extract” means an extract from the trade register of the Chamber of Commerce relating to the Issuer, dated 15 March 2017;

“Future Shares” means any ordinary shares in the share capital of the Issuer with a nominal value EUR 0.05 each, issued after the close of business on 14 March 2017, not exceeding the limitations referred to in the Registration Statement;

“Insolvency” means a suspension of payments (surseance van betaling), a bankruptcy (faillissement) or any equivalent or analogous regime under the laws of any foreign country;

“Issuer” means uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch Law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 54385229;

“Registration” means the registration of the Registration Statement with the SEC under the U.S. Securities Act;

“Registration Statement” means the registration statement on form S-3 filed or to be filed with the SEC as at the date hereof (excluding any documents incorporated by reference in it and any exhibits to it);

“SEC” means the U.S. Securities and Exchange Commission;

“Shareholders Register” means the shareholders’ register of the Issuer as at 10 February 2014 as well as the shareholders’ register of the Issuer held by Computershare Trust Company, N.A. as at close of business on 14 March 2017;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

Annex 2

Company Certificate

From: the corporate secretary of uniQure N.V.

Dated: 15 March 2017

The undersigned:

Maiken Keson-Brookes, acting in her capacity as corporate secretary of uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 54385229 (the “Issuer”).

Background:

A.            The Issuer intends to seek the Registration with the SEC of the Registration Statement;

B.            In connection with the Registration, as at the date of this Company Certificate, Rutgers Posch Visée Endedijk N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”);

C.            This Company Certificate is the “Company Certificate” as defined in the Legal Opinion; and

D.            The undersigned makes the certifications in this Company Certificate after due and careful consideration and after having made all necessary enquiries.

1.              Construction

2.1                     Terms defined in the Legal Opinion have the same meaning in this Company Certificate.

2.2                     In this Company Certificate “including” means “including without limitation”.

2.              Certification

The undersigned certifies the following:

2.1                     Authenticity

As at the date of this Company Certificate:

i)                           the Extract accurately and completely reflects the matters purported to be evidenced thereby, except that the Extract does not reflect the up-to-date share capital of the

Issuer; and

ii)                         all information in the Shareholders’ Register is accurate and complete.

2.2                     Solvency

The Issuer is not subject to any Insolvency, dissolution, liquidation, statutory merger or demerger and its assets are not under administration.

2.3                     Existing Shares

The Existing Shares are fully paid up.

2.4                     General

The undersigned is not aware of:

i)                           any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Company Certificate; or

ii)                        any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to Rutgers Posch Visée Endedijk N.V. in writing.

3.              Reliance

Rutgers Posch Visée Endedijk N.V. may rely on this Company Certificate (without personal liability for the undersigned).

In evidence whereof this Company Certificate was signed in the manner set out below.

Maiken Keson-Brookes